GERSTEN SAVAGE LLP

600 LEXINGTON AVENUE
NEW YORK NY 10022-6018
T: 212-752-9700
F: 212-980-5192
INFO@GERSTENSAVAGE.COM
WWW.GERSTENSAVAGE.COM

March 18, 2010

m-Wise Inc.
10 Hasadnaot Street
Herzeliya Pituach, Israel 46728

Gentlemen:

We hereby consent to the use of the firm's name, Gersten Savage LLP, and of the reference to the opinion and of the use of this opinion as an exhibit to the Registration Statement and as contained in the Registration Statement itself, specifically in the section captioned "Interests of Named Experts and Counsel."

In giving this consent, we do not hereby admit that we come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement or the prospectus within the meaning of the term "expert" as defined in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Sincerely,

\s\Gersten Savage LLP
Gersten Savage LLP